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                                ARCADIA FINANCIAL LTD.
                          ARCADIA RECEIVABLES FINANCE CORP.


                        ARCADIA AUTOMOBILE RECEIVABLES TRUSTS


                                UNDERWRITING AGREEMENT
                          STANDARD PROVISIONS FOR AUTOMOBILE
                         RECEIVABLES-BACKED CERTIFICATES AND
                         AUTOMOBILE RECEIVABLES-BACKED NOTES
                                   (September 1999)


                            -----------------------------


              From time to time, Arcadia Receivables Finance Corp., a Delaware corporation (the "Company"), and Arcadia Financial Ltd., a Minnesota corporation ("Arcadia Financial"), may enter into one or more pricing agreements that provide for the sale by an Arcadia Automobile Receivables Trust to be created by the Company of automobile receivables-backed certificates (the "Certificates") and automobile receivables-backed notes (the "Notes") (the Certificates and the Notes sometimes collectively referred to herein as the "Securities") to the several underwriters named therein (each, a "Pricing Agreement" and, including the provisions hereof incorporated therein by reference, an "Underwriting Agreement").

              The terms and rights of any particular issuance of Certificates (the "Designated Certificates") or Notes (the "Designated Notes") (the Designated Certificates and the Designated Notes sometimes collectively referred to herein as the "Designated Securities") shall be as specified in the Pricing Agreement relating thereto. Particular sales of Designated Securities may be made from time to time by the Arcadia Automobile Receivables Trust designated in the Pricing Agreement relating to such Designated Securities (the "Trust") to the several underwriters named in such Pricing Agreement (the "Underwriters"), for whom the firms designated as representatives of the Underwriters of such Designated Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term Representatives also refers to a single firm acting as sole representative of the Underwriters and to Underwriters or a single firm acting as sole Underwriter acting without any firm being designated as their representative. These standard provisions shall not be construed as an obligation of the Company to sell any Designated Securities or as an obligation of any Underwriter to purchase any Designated Securities. The obligation of the Company to

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issue and sell any Designated Securities shall be evidenced by the Pricing
Agreement relating thereto with respect to the Designated Securities named therein. Each Pricing Agreement shall specify, among other things, the Trust that will issue such Designated Securities, the aggregate principal amount (or notional principal amount) of such Designated Securities, the names of the Underwriters and the Representatives, the purchase price to the Underwriters of such Designated Securities, the principal amount of such Designated Securities to be purchased by each Underwriter and the date, time and manner of delivery of such Designated Securities and payment therefor.

              1. DESCRIPTION OF SECURITIES. The Company, a wholly-owned subsidiary of Arcadia Financial, proposes to cause the Trust designated in the related Pricing Agreement to be created pursuant to a trust agreement (the "Trust Agreement") among the Company, as seller, the trustee specified in the related Pricing Agreement (the "Owner Trustee") and any such other parties as shall be specified in the related Pricing Agreement and to cause the Trust to issue and sell to the several Underwriters the Designated Certificates to be issued under such Trust Agreement and/or the Designated Notes to be issued under an Indenture (the "Indenture") between the Trust, the trustee specified in the related Pricing Agreement (the "Indenture Trustee") and any such other parties as shall be specified in the related Pricing Agreement. The Designated Notes will be collateralized by the Trust Property (as defined below), and each Certificate will represent a fractional undivided interest in the related Trust. The assets of each Trust (the "Trust Property") will include, among other things, a pool of simple interest retail installment sales contracts and promissory notes (the "Receivables") purchased or to be purchased from motor vehicle dealers ("Dealers") by Arcadia Financial and secured by new and used automobiles and light trucks (the "Financed Vehicles"), certain monies paid or payable thereon after the Cutoff Date (the "Cutoff Date") specified in the related Pricing Agreement (excluding certain insurance premiums), any financial guaranty insurance policies issued by an insurer in respect of the Designated Securities (the "Security Insurer") pursuant to an insurance and indemnity agreement among the Trust, the Company, Arcadia Financial and the Security Insurer and any other parties specified in the related Pricing Agreement (an "Insurance Agreement") or other form of credit enhancement specified in the related Pricing Agreement, such amounts as from time to time may be held in a lockbox account (established pursuant to a counterpart to an agency agreement and retail lockbox agreement between Arcadia Financial, the Owner Trustee, the lockbox bank (the "Lockbox Bank") specified in the related Pricing Agreement (the "Lockbox Agreement") and the Security Insurer) and the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and proceeds thereof), an assignment of Arcadia Financial's security interests in the Financed Vehicles, an assignment of the right to receive proceeds from the exercise of rights against Dealers under agreements between Arcadia Financial and such Dealers and the assignment of rights in respect of each Receivable from the applicable Dealer to Arcadia Financial, an assignment of the right to

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receive the proceeds from claims on certain insurance policies covering the
Financed Vehicles or the Obligors, an assignment of the rights of the Company under the Receivables Purchase Agreement (as defined below) and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the sale and servicing agreement (the "Sale and Servicing Agreement") among the Trust, as issuer, the Company, as seller, Arcadia Financial, in its individual capacity and as servicer, and the backup servicer specified in the related Pricing Agreement (the "Backup Servicer"), and any other parties specified in and as more fully described in the related Pricing Agreement or the Sale and Servicing Agreement. In addition, if so specified in the related Pricing Agreement, the Trust Property will include monies on deposit in a pre-funding account (the "Pre-Funding Account") which will be used to purchase Receivables from Arcadia Financial originated subsequent to the Cutoff Date.

              Unless otherwise specified in the related Pricing Agreement, the Receivables and the related Trust Property will be conveyed to the Company by Arcadia Financial pursuant to a Receivables Purchase Agreement and Assignment between the Company and Arcadia Financial (a "Receivables Purchase Agreement") and will be conveyed to the related Trust by the Company pursuant to the Sale and Servicing Agreement. Concurrently with the issuance of the Designated Securities, unless otherwise specified in the related Pricing Agreement, (i) with respect to the Designated Certificates, if any, the Security Insurer will issue a Policy to the Owner Trustee pursuant to which the Security Insurer will unconditionally and irrevocably guarantee to the holders of the Designated Certificates payment of the Guaranteed Distributions with respect to each Distribution Date and certain other amounts, as set forth in such Policy (the "Certificate Policy"), (ii) with respect to the Designated Notes, if any, the Security Insurer will issue a Policy to the Indenture Trustee pursuant to which the Security Insurer will unconditionally and irrevocably guarantee to the holders of the Designated Notes payment of the Guaranteed Distributions with respect to each Distribution Date and certain other amounts, as set forth in such Policy (the "Note Policy" and, together with the Certificate Policy, the "Policies"), (iii) Arcadia Financial, the Company, the Security Insurer, the trustee and the collateral agent specified in the related Pricing Agreement (the "Collateral Agent") will enter into a Spread Account Agreement or series supplement thereto (the "Spread Account Agreement") regarding certain rights of the Security Insurer in consideration of the issuance of the Policies, (iv) the Trust, the Indenture Trustee, the Security Insurer and Arcadia Financial or the other custodian specified in the related Pricing Agreement (the "Custodian") will enter into a custodian agreement (the "Custodian Agreement") pursuant to which the Custodian will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the "Receivable Files"), and (v) the Trust and the parties specified in the related Pricing Agreement will enter into an administration agreement (the "Administration Agreement") pursuant to which the administrator specified in such Pricing Agreement (the "Administrator"), will perform certain administrative tasks of the Owner Trustee and the Indenture Trustee imposed under the Trust Agreement, the Indenture and certain other agreements. Unless specified in the related Pricing Agreement with respect


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to a Pre-Funding Account, the Designated Securities will be issued in an aggregate principal amount which is equal to the sum of aggregate principal balance of the Receivables as of the Cutoff Date and the amount, if any, deposited in the Pre-Funding Account on the Closing Date (as hereinafter defined).

              At the Closing Date for the sale of Designated Securities specified in each Pricing Agreement, the Security Insurer and the Underwriters will also enter into an Indemnification Agreement (the "Indemnification Agreement") regarding indemnification for certain information included in the Registration Statement and Prospectus, referred to below.

              Capitalized terms used but not defined herein when used in connection with any Pricing Agreement, have the meanings assigned in the related Sale and Servicing Agreement.

              2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ARCADIA FINANCIAL. In addition to any representations and warranties specified in the related Pricing Agreement, by their execution of a Pricing Agreement, the Company and Arcadia Financial, jointly and severally, shall represent and warrant to, and agree with, each Underwriter that:

              (a) A registration statement on Form S-3 (File No. 333-82281) with respect to the Securities, including a prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933 ("Act") and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") thereunder and filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of the date hereof; any such amendment or supplement was so prepared and filed, and any such amendment filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. A prospectus supplement ("Prospectus Supplement") setting forth the terms of the Designated Securities and of their sale and distribution has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date it is first used in connection with the offering of the Designated Securities (including one fully executed copy of the registration statement and of each amendment thereto for each of the Underwriters and for counsel for the Underwriters) have been delivered to the Representatives. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration


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       Statement," and the final form of prospectus included in the Registration
       Statement, as supplemented by the Prospectus Supplement, is referred to herein as the "Prospectus." Each form of Prospectus, or Prospectus and Prospectus Supplement, if any, heretofore made available for use in offering the Securities is referred to herein as a "Preliminary Prospectus." Any reference herein to the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

              (b) Each part of the Registration Statement, when such part became or becomes effective, each Preliminary Prospectus (if any) on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus (if any), on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by the Representatives, or by any Underwriter through the Representatives, specifically for use in the preparation thereof.

              (c) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934 ("Exchange Act"), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

              (d) Each of Arcadia Financial and the Company has been duly incorporated and is an existing corporation in good standing under the laws of


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       its jurisdiction of incorporation and is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such license or approval would materially and adversely affect the enforceability of any Receivable or any other part of the Trust Property or the ability of Arcadia Financial or the Company to perform their respective obligations under, or adversely affect the validity or enforceability of, the Pricing Agreement, the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Lockbox Agreement, the Designated Securities or the Administration Agreement; and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned beneficially and of record by the Company subject to no security interest, other encumbrance or adverse claim other than the security interest of Financial Security Assurance Inc. ("Financial Security") pursuant to the Stock Pledge Agreement, dated as of March 25, 1993, as amended, by and among Arcadia Financial, the Company and Financial Security (the "Stock Pledge Agreement").

              (e) Arcadia Financial has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus, and to execute, deliver and perform the obligations to be performed by it, under the Pricing Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement and the Lockbox Agreement and, if applicable, the Administration Agreement, and had at all relevant times, and on the Closing Date will have, full power, authority and legal right to acquire, own, sell and assign the Receivables and the related Trust Property to the Company and to service the Receivables as contemplated by the Sale and Servicing Agreement.

              (f) The Company has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and to execute and deliver and perform the obligations to be performed by it, under the Pricing Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement and the Lockbox Agreement and had at all relevant times, and on the Closing Date will have, full power, authority and legal right to acquire, own, sell and assign the Receivables and the other Trust Property.

              (g) The Trust has been duly formed and is validly existing as a business trust


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       under the laws of the State of Delaware, 12 Del. C. Section  3801, ET
       SEQ.; and has the power and authority to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Designated Notes and the Designated Certificates.

              (h) The Trust Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Lockbox Agreement and the Pricing Agreement have been duly authorized and when duly executed and delivered by the parties thereto will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, provided that no representation is made with respect to the enforceability of Section 6 hereof insofar as such provisions relate to indemnification for liabilities arising under applicable securities laws.

              (i) The Sale and Servicing Agreement, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Custodian Agreement, the Lockbox Agreement and the Pricing Agreement and, if applicable, the Administration Agreement, have been duly authorized and when duly executed and delivered by the parties thereto will constitute valid and legally binding obligations of Arcadia Financial, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, provided that no representation is made with respect to the enforceability of Section 6 hereof insofar as such provisions relate to indemnification for liabilities arising under applicable securities laws.

              (j) The Sale and Servicing Agreement, the Indenture, the Insurance Agreement, the Custodian Agreement and the Administration Agreement have been duly authorized and, when duly executed and delivered by the parties thereto, each will constitute a valid and legally binding obligation of the Trust, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Trust's assignment of the Collateral to the Collateral Agent pursuant to the Indenture will vest in the Collateral Agent, for the benefit of the Certificateholders and the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.


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              (k)  The Designated Certificates, if any, have been duly
       authorized and, when duly executed, issued and delivered as contemplated hereby and by the Trust Agreement, will constitute valid and legally binding obligations, enforceable in accordance with their terms and entitled to the benefits and security afforded by the Trust Agreement, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (l) The Designated Notes, if any, have been duly authorized and, when duly executed, issued and delivered as contemplated hereby and by the Indenture, will constitute valid and legally binding obligations, enforceable in accordance with their terms and entitled to the benefits and security afforded by the Indenture, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (m) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of Arcadia Financial, the Company or the Trust has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to Arcadia Financial, the Company or the Trust, and there has not been any material change, on a consolidated basis, in the capital stock, short-term debt or long-term debt of Arcadia Financial, the Company or the Trust, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of Arcadia Financial, the Company or the Trust.

              (n) Except as set forth in the Prospectus, there is not pending or, to the knowledge of Arcadia Financial or the Company, threatened any action, suit or proceeding to which Arcadia Financial, the Company, the Trust or any subsidiaries of Arcadia Financial (other than the Company) is a party, before or by any court or governmental agency or body, that might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of Arcadia Financial, the Company or the Trust, or might materially and adversely affect the properties or assets thereof or the transactions contemplated herein.

              (o) There are no contracts or documents that are required to be filed as exhibits to the Registration Statement that have not been so filed.

              (p) The execution, delivery and performance of the Pricing Agreement,


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       the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the
       Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Lockbox Agreement, the Custodian Agreement, the Administration Agreement and the Designated Securities and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which Arcadia Financial, the Company or the Trust is a party or by which it is bound or to which any of the property of Arcadia Financial, the Company or the Trust is subject, the articles of incorporation or by-laws of Arcadia Financial, the certificate of incorporation or by-laws of the Company, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Arcadia Financial, the Company or the Trust or any of their properties; and no consent, approval, authorization or order of, or filing with, any court, governmental, regulatory or administrative authority, agency, body or official is required for the consummation of the transactions contemplated by the Pricing Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Lockbox Agreement, the Custodian Agreement, the Administration Agreement and the Designated Securities, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Designated Securities by the Underwriters; and the Company has full power and authority to sell the Designated Securities as contemplated by the Pricing Agreement.

              (q) None of the Company, Arcadia Financial, the Trust or any of the other subsidiaries of Arcadia Financial is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (r) The Trust, the Company, Arcadia Financial and the other subsidiaries of Arcadia Financial possess all franchises, certificates, licenses, permits and other authorizations from governmental bodies or regulatory authorities that are necessary for the conduct of their respective businesses or the ownership, maintenance and operation of their respective properties and assets, including without limiting the foregoing, licenses necessary to act as a sales finance company in each state in which the Company, Arcadia Financial and the other subsidiaries of Arcadia Financial conduct their respective businesses, and none of the Trust, the Company, Arcadia Financial, or any of the other subsidiaries of Arcadia Financial is in violation of any franchise, certificate, license, permit or other authorization, except where such failure would not


                                         -9-

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       result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of Arcadia Financial, the Company or the Trust, or any of such other subsidiaries, or might materially and adversely affect the properties or assets of Arcadia Financial, the Company or the Trust.

              (s) The Company, Arcadia Financial, the Trust and the other subsidiaries of Arcadia Financial are in compliance with, and no violation exists under, any and all applicable rules, regulations and orders, including without limiting the foregoing, the motor vehicle retail installment sales acts of each state in which the Company, Arcadia Financial, the Trust and the other subsidiaries of Arcadia Financial conduct their respective businesses, and all applicable federal statutes and regulations, except where the failure so to comply or a violation thereunder would not result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of Arcadia Financial, the Company, the Trust or any such other subsidiaries, or might materially and adversely affect the properties or assets of Arcadia Financial, the Company or the Trust.

              (t) The Company, Arcadia Financial, and the Trust have the right to use all tradenames, service marks, trademarks and other intangible property rights used in their business and such use by the Company and Arcadia Financial does not infringe on the rights of any other person or entity.

              (u) As of the Closing Date, the representations and warranties of Arcadia Financial and the Company in the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Receivables Purchase Agreement, the Administration Agreement, the Spread Account Agreement and the Insurance Agreement, as applicable, will be true and correct.

              3. PURCHASE, SALE AND DELIVERY OF DESIGNATED SECURITIES. On the basis of the representations, warranties and agreements contained in the related Pricing Agreement, but subject to the terms and conditions therein set forth, the Company agrees to cause the Trust designated in the related Pricing Agreement to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, (i) at the purchase price specified in the related Pricing Agreement the aggregate principal amount (or notional principal amount) of Designated Certificates set forth in such Pricing Agreement and (ii) at the purchase price specified in the related Pricing Agreement the aggregate principal amount of the Designated Notes set forth in such Pricing Agreement.

              Unless otherwise specified in the Pricing Agreement, the Designated Securities will be delivered by the Company to the Representatives for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company not later than the Closing Date at the


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time and place specified in the related Pricing Agreement, or at such other time not later than eight full business days after the date of the Pricing Agreement as the Representatives and the Company determine, such time being herein referred to as the "Closing Date." The Designated Securities so to be delivered will be represented by one or more definitive certificates having an aggregate initial principal amount specified in the Pricing Agreement registered in such name or names as the Underwriters may request. The Company shall make such definitive certificates available for inspection by the Underwriters at least one business day prior to the Closing Date.

              It is understood that the Representatives, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company on behalf of any other Underwriter for the Designated Securities to be purchased by such Underwriter. Any such payment by the Representatives shall not relieve any such Underwriter of any of its obligations under any Pricing Agreement.

              4. COVENANTS. In addition to any covenants specified in the related Pricing Agreement, by their execution of a Pricing Agreement, the Company and Arcadia Financial, jointly and severally, covenant and agree with each Underwriter that:

              (a) The Company will cause the Prospectus to be filed as required by Section 2(a) hereof (but only if the Representatives have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Representatives promptly of such filing. During the period in which a prospectus relating to the Designated Securities is required to be delivered under the Act, the Company will notify the Representatives promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or Prospectus that, in the opinion of the Representatives, may be necessary or advisable in connection with the distribution of the Designated Securities by the Underwriters; it will file no amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which the Representatives shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing; and it will furnish to the Representatives at or prior to the filing thereof a copy of any such prospectus supplement or any document that upon filing is

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       deemed to be incorporated by reference in the Registration Statement or
       Prospectus.

              (b) The Company will advise the Representatives, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Designated Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or suspension or to obtain its withdrawal if such a stop order or suspension should be issued.

              (c) Within the time during which a prospectus relating to the Designated Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Designated Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Representatives and will amend or supplement the Registration Statement or Prospectus (at the expense of the Company and Arcadia Financial) so as to correct such statement or omission or effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the provisions set forth in Section 6 hereof.

              (d) The Company will use its best efforts to qualify the Designated Securities for sale under the securities laws of such jurisdictions as the Representatives reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Designated Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction. The Company will also arrange for the determination of the eligibility for investment of the Designated Securities under the laws of such jurisdictions as the Representatives reasonably request.

              (e) The Company will furnish to the Underwriters copies of the Registration Statement, each Preliminary Prospectus, the
       Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

              (f) As soon as practicable, but not later than the Availability Date (as defined below), the Company will cause the Trust to make generally available to Certificateholders and Noteholders an earnings statement (which need not be audited), as provided in Rule 158 under the Act or otherwise, covering a period of at least 12 months beginning after the date of the Agreement that shall satisfy the provisions of
       Section 11(a) of the Act. For the purpose of the preceding sentence, (i) "Availability Date" means the 45th day after the end of the fourth fiscal quarter of the Trust following the fiscal quarter of the Trust that includes the date of the Pricing Agreement, except that, if such fourth fiscal quarter is the last quarter of the Trust's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter and (ii) an "earnings statement" shall be sufficient if
       (a) there is included the information required for statements of income contained either in Item 8 of Form 10-K, in Part I, Item 1 of Form 10-Q or in Rule 14a-3(b) under the Exchange Act and (b) the information is contained in one report or any combination of reports either on Form 10-K, Form 10-Q, Form 8-K or the annual report to securityholders pursuant to Rule 14a-3 under the Exchange Act. For purposes hereof, a Trust's fiscal year shall end on each June 30.

              (g) The Company or Arcadia Financial, on behalf of the Trust, will file all reports on Form SR, pursuant to Rule 463 under the Act, and all reports required to be filed with the Commission on behalf of the Trust pursuant to the Exchange Act, any order of the Commission thereunder or pursuant to a "no-action" letter (or similar form of exemptive relief) from the staff of the Commission and will furnish, or cause to be furnished, copies of all such reports to the Underwriters.

              (h) For a period from the date of the Pricing Agreement to the first date on which none of the Designated Securities are outstanding, the Company will deliver, or cause to be delivered, to the Underwriters
       (i) by first-class mail and as soon as is practicable, copies of (x) each certificate, annual statement of compliance and accountants' report delivered to the Indenture Trustee pursuant to Article III of the Sale and Servicing Agreement or to the Security Insurer pursuant to Section
       2.02 of the Insurance Agreement and (y) each amendment or supplement to the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Lockbox Agreement, the Custodian Agreement or the Administration Agreement and (ii) on each Determination Date, or as soon thereafter as is practicable, but in any event not later than the second business day immediately succeeding such Determination Date, a copy of the Servicer's

       Certificate for the related Collection Period.

              (i) So long as any of the Designated Securities are outstanding, the Company or Arcadia Financial, as applicable, will furnish to the Underwriters, by first-class mail, as soon as practicable, (i) all documents required to be distributed to Certificateholders and Noteholders and (ii) from time to time, such other information concerning the Company, Arcadia Financial or the Trust, as the Underwriters may reasonably request.

              (j) Arcadia Financial and the Company, whether or not the transactions contemplated under any Pricing Agreement are consummated or the Pricing Agreement is terminated, will pay (i) all expenses incident to the performance of their obligations under the Pricing Agreement and under the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Custodian Agreement, the Lockbox Agreement, the Administration Agreement and the Designated Securities, (ii) will pay the expenses of printing all documents relating to the offering, and (iii) will reimburse the Underwriters for (a) any expenses (including fees and disbursements of counsel) incurred by them in connection with the matters referred to in Section 4(d) hereof and the preparation of memoranda relating thereto, (b) the fees and disbursements of counsel to the Underwriters, reasonably incurred in connection with the registration, purchase, sale and delivery of the Designated Securities and (c) any fees charged by investment rating agencies for rating the Designated Securities. If the sale of the Designated Securities provided for in the Pricing Agreement is not consummated by reason of any failure, refusal or inability on the part of the Company or Arcadia Financial to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations under the Pricing Agreement required to be fulfilled by the Company or Arcadia Financial is not fulfilled, the Company and Arcadia Financial will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Designated Securities or in contemplation of performing their obligations under the Pricing Agreement. The Company and Arcadia Financial shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by the Pricing Agreement.

              (k) The Company and Arcadia Financial will apply the net proceeds from the sale of the Designated Securities as set forth in the Prospectus.

              (l) To the extent, if any, that any rating to be provided with respect to the Designated Securities, as set forth in Section 6(n) hereof, is conditional upon the furnishing of documents or information or the taking of any other actions by Arcadia Financial or the Company, Arcadia Financial and/or the Company, as the case may be, shall furnish such documents or information and take any such other actions.

              (m) During the period ending 20 business days after the date of the Pricing Agreement, the Company and Arcadia Financial will not, directly or indirectly, offer or sell, or determine to offer or sell, (i) any notes collateralized by, or certificates evidencing an ownership interest in, receivables generated pursuant to retail automobile or light-duty truck installment sale contracts or (ii) any debt securities that are substantially similar to the Designated Securities of the Company or Arcadia Financial or of an issuer for which Arcadia Financial or the Company is a sponsor or which has been formed or is beneficially owned by the Company or Arcadia Financial, in either case without the Underwriters' prior written consent.

       (n) On or before the final purchase of Subsequent Receivables by the Trust and the expiration of the Pre-Funding Period, Arcadia Financial must receive a letter from Deloitte & Touche LLP, as independent auditors for Arcadia Financial, satisfactory in form and substance to Arcadia Financial and the Underwriters, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by Arcadia Financial, as a result of which they have determined, having examined in accordance with such agreed upon procedures, that the Subsequent Receivables conform to the related requirements described in the Prospectus. The foregoing letter shall be at the expense of Arcadia Financial.

       (o) At the time of the execution and delivery of each Subsequent Transfer, the Subsequent Receivables will have been duly and validly assigned to the Trustee in accordance with the Sale and Servicing Agreement; and when such assignment is effected, a duly and validly perfected transfer of all such Subsequent Receivables subject to no prior lien, mortgage, security interest, pledge charge or other encumbrance created by Arcadia Financial or the Company will have occurred.

       (p) On or prior to each Subsequent Closing Date, the Company shall deliver to the Underwriters, or cause the delivery of, the opinions and officer's certificates, substantially in the form of the items listed in Section 2.4(b) of the related Sale and Servicing Agreement, each dated on the Subsequent Closing Date, with such conforming changes thereto as the Underwriters may reasonably request. As of the related Subsequent Closing Date, each of the Subsequent Receivables will meet the eligibility criteria described in the Prospectus.

       (q) The Company shall comply with the requirements of the No-Action Letter of May

20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation 1, Kidder Peabody & Company, Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and together with the Kidder/PSA letter, the "No-Action Letters") with regard to the filing of any "Computational Materials," "ABS Term Sheets" and "Collateral Term Sheets" (together "Term Sheets") as such terms are defined in the No-Action Letters and will file with the Commission a current report on Form 8-K setting forth all Computational Materials, ABS Term Sheets and Collateral Term sheets within the applicable time periods allotted for such filing pursuant to the No-Action Letters.

              5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Designated Securities as provided in the Pricing Agreement shall be subject to the accuracy, as of the date of such Pricing Agreement and the Closing Date (as if made at the Closing
Date), of the representations and warranties of the Company and Arcadia Financial in the Pricing Agreement, to the performance by the Company and Arcadia Financial of their respective obligations under the Pricing Agreement and to the following additional conditions:

              (a)  The Prospectus shall have been filed as required by
       Section 2(a) hereof; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, Arcadia Financial or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

              (b) No Underwriter shall have advised the Company or Arcadia Financial that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the opinion of the Representatives is material, or omits to state a fact that in the opinion of the Representatives is material and is required to be stated therein or is necessary to make the statements therein not misleading.

              (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, there shall not have been any change, on a consolidated basis, in the capital stock, short-term debt (other than in the ordinary course of Arcadia Financial's business of purchasing Receivables) or long-term debt of the Security Insurer, Arcadia Financial, the Company or the other subsidiaries of Arcadia Financial, or any adverse change, or any development involving a prospective adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Security Insurer, Arcadia Financial, the Company or the other subsidiaries of Arcadia Financial or any change in the rating assigned to the claims-paying ability of the Security Insurer or any securities of Arcadia Financial or the Company or any public announcement that any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) has under surveillance or review its rating assigned to the claims-paying ability of the Security Insurer or any securities of Arcadia Financial or the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), that, in the judgment of the Representatives, makes it impractical or inadvisable to offer or deliver the Designated Securities on the terms and in the manner contemplated in the Prospectus.

              (d) Unless otherwise specified in the Pricing Agreement, the Representatives shall have received the opinion of Dorsey & Whitney LLP (or, if so specified in the Pricing Agreement, such other counsel as is reasonably satisfactory to the Representatives), counsel for Arcadia Financial and the Company, dated the Closing Date, to the effect that:

                   (i) Each of Arcadia Financial and the Company has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation; and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned beneficially and of record by Arcadia Financial subject to no security interest, other encumbrance or adverse claim other than the security interest of the Security Insurer pursuant to the Stock Pledge Agreement;

                  (ii) No qualification to do business as a foreign corporation in the State of Minnesota is necessary for the Company to purchase the Receivables from Arcadia Financial and assign the Receivables to the Trust and to perform its other obligations under the Sale and Servicing Agreement;

                 (iii) No qualification to do business as a foreign corporation in the State of Minnesota is necessary for the Owner Trustee or the Trust to own the

              Receivables or to conduct the other transactions contemplated by the Trust Agreement, the Sale and Servicing Agreement and the Indenture;

                  (iv) Arcadia Financial has corporate power and authority to conduct its business as described in the Registration Statement and Prospectus, and to execute, deliver and perform the obligations to be performed by it, under the Pricing Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Lockbox Agreement, the Custodian Agreement and the Designated Securities and, if applicable, the Administration Agreement, and had at all relevant times, and on the Closing Date has, full power and authority to acquire, own, sell and assign the Receivables and the related Trust Property to the Company and to service the Receivables as contemplated by the Sale and Servicing Agreement;

                   (v) The Company has corporate power and authority to conduct its business as described in the Registration Statement and Prospectus and to execute and deliver and perform the obligations to be performed by it under the Pricing Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Lockbox Agreement, the Designated Securities and had at all relevant times, and on the Closing Date has, full power and authority to acquire, own, sell and assign the Receivables and the other Trust Property;

                  (vi) The direction by the Company to authenticate the Designated Certificates has been duly authorized by the Company and, when the Designated Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered and paid for pursuant to the relevant Pricing Agreement, will constitute valid and legally binding obligations, enforceable in accordance with their terms and entitled to the benefits and security afforded by the Trust Agreement, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (vii) The direction by the Company to the Indenture Trustee to authenticate the Designated Notes has been duly authorized by the Company and, when the Designated Notes have been duly executed and delivered by the Owner Trustee and, when authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to the relevant

              Pricing Agreement, will constitute valid and legally binding obligations, enforceable in accordance with their terms and entitled to the benefits and security afforded by the Indenture, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (viii) The Registration Statement has become effective under the Act; the Prospectus has been filed as required by
              Section 2(a) hereof; and no stop order suspending the effectiveness of the Registration Statement has been issued and to the best knowledge of such counsel no proceeding for that purpose has been instituted or threatened by the Commission;

                  (ix) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that either any part of the Registration Statement, when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission or at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause;

                   (x) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

                  (xi) The Trust Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement and the Lockbox Agreement have each been duly authorized, executed and delivered by the Company; and each constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                 (xii) The Sale and Servicing Agreement, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Custodian Agreement and the Lockbox Agreement and, if applicable, the Administration Agreement, have each been duly authorized, executed and delivered by Arcadia Financial and each constitutes a valid and legally binding obligation of Arcadia Financial, enforceable against Arcadia Financial in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (xiii) The Sale and Servicing Agreement, the Indenture, the Custodian Agreement and the Administration Agreement each constitutes a valid and legally binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                 (xiv) There are no actions, proceedings or investigations pending, or to the knowledge of such counsel, threatened before any court, governmental, regulatory or administrative authority, agency, body or official or other tribunal (w) asserting the invalidity of the Pricing Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Lockbox Agreement, the Custodian Agreement, the Designated Securities or the Administration Agreement, (x) seeking to prevent the issuance of the Designated Securities or the consummation of any of the transactions contemplated by the Pricing Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Lockbox Agreement, the Custodian Agreement, the Designated Securities or the Administration Agreement, (y) that would, if determined adversely to Arcadia Financial, the Company or the Trust, materially and adversely affect the ability of Arcadia Financial, the Company or the Trust to perform their respective obligations under, or the validity or enforceability of, the Pricing Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Lockbox Agreement, the Designated Securities, the Custodian Agreement or the Administration Agreement, or (z) that would affect adversely the Federal income tax attributes of the Designated Certificates, as described in the Prospectus under the heading "Federal Income Tax Consequences";

                 (xiv) The Pricing Agreement has been duly authorized, executed and delivered by Arcadia Financial and the Company;

                  (xv) Neither the transfer of the Receivables and the related Trust Property to the Company pursuant to the Receivables Purchase Agreement nor the transfer of the Receivables and the other Trust Property to the Owner Trustee acting on behalf of the Trust, the grant of the security interest in the Collateral to the Collateral Agent pursuant to the Indenture, the issuance, sale or delivery of the Designated Securities, the execution, delivery and performance by Arcadia Financial, the Company or the Trust, as applicable, of the Pricing Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Lockbox Agreement, the Custodian Agreement, the Designated Securities or the Administration Agreement nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of the terms hereof or thereof by Arcadia Financial, the Company or the Trust will result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, agreement or instrument known to such counsel to which Arcadia Financial, the Company, or the Trust is a party or by which it is bound or to which any of the property of Arcadia Financial, the Company or the Trust is subject, the articles of incorporation or by-laws of Arcadia Financial, the certificate of incorporation or by-laws of the Company, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over Arcadia Financial, the Company or the Trust or any of their properties; and no consent, approval, authorization or order of, or filing with, any court, governmental, regulatory or administrative authority, agency, body or official is required for the consummation of the transactions contemplated by the Pricing Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Receivables Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Lockbox Agreement, the Custodian Agreement, the Designated Securities or the Administration Agreement, or in connection with the issuance or sale of the Designated Securities by the Company, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

                 (xvi) The Trust's assignment of the Collateral to the Collateral Agent pursuant to the Indenture will vest in the Collateral Agent, for the benefit of the Certificateholders and the Noteholders, a first priority perfected security interest therein, subject to no prior lien mortgage, security interest, pledge, adverse claim, charge or other incumbrance.

                (xvii) The statements in the Registration Statement and the Prospectus under the headings "Legal Aspects of the Receivables," "Federal Income Tax Consequences" and "ERISA Considerations," to the extent that they describe matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects;

               (xviii)  The Designated Securities, the Trust Agreement, the
              Insurance Agreement, the Sale and Servicing Agreement, the Indenture, the Receivables Purchase Agreement, the Lockbox Agreement, the Pricing Agreement, the Custodian Agreement, the Policies and the Administration Agreement conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus;

                 (xix) Neither the Trust Agreement nor the Sale and Servicing Agreement is required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Company nor the Trust is required to register as an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended;

                  (xx) The Indenture has been duly qualified under the Trust Indenture Act; and

                 (xxi) The trust fund created by the Trust Agreement will not, for New York or Minnesota income tax purposes, be classified as an association taxable as a corporation, and Certificateholders and Noteholders who are not residents of or otherwise subject to tax in New York or Minnesota will not, by reason of their acquisition of an interest in the Designated Securities, be subject to New York or Minnesota income, franchise, excise or similar taxes with respect to interest on the Designated Securities or with respect to any of the other Trust Property.

              In rendering their opinion as aforesaid, such counsel may rely (a) as to matters involving the application of laws of any jurisdiction other than the States of Minnesota and New York or the United States, to the extent they deem proper and specify in such opinion, upon the opinion of other counsel who are reasonably satisfactory to counsel to the Underwriters and (b) as to matters of fact, to the extent they deem proper, upon certificates of responsible officers of Arcadia Financial and the Company and public officials; provided that such counsel shall state that they believe that they and the Representatives are justified in relying upon such opinions and certificates.

              (e) The Representatives shall have received from Mayer, Brown & Platt, counsel for the Underwriters (or, if so specified in the Pricing Agreement, such other counsel as is reasonably satisfactory to the Representatives), such opinion or opinions, dated the Closing Date, with respect to the incorporation of Arcadia Financial and the Company, the validity of the Designated Securities, the Registration Statement, the Prospectus and other related matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

              (f) At or prior to the time of execution of the Pricing Agreement and at the Closing Date, the Representatives shall have received a letter from Deloitte & Touche LLP, dated the date of delivery thereof, confirming that they are independent public accountants with respect to the Company and Arcadia Financial within the meaning of the Act and the applicable published Rules and Regulations thereunder, substantially in the form of the draft to which the Representatives have previously agreed and otherwise in form and substance satisfactory to the Representatives.

              (g) The Representatives shall have received from the Company a certificate, signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the of Arcadia Financial and the Company, dated the Closing Date, to the effect that, to the best of their knowledge based upon reasonable investigation:

                   (i) The representations and warranties of Arcadia Financial or the Company, as the case may be, in the Pricing Agreement are true and correct, as if made at and as of the Closing Date, and Arcadia Financial or the Company, as the case may be, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission; and

                 (iii) Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed.

              (h) The Representatives shall have received the opinion of Dorsey & Whitney LLP (or such other counsel as is reasonably satisfactory to the Representatives), counsel to Arcadia Financial and the Company, dated the Closing Date, and also delivered to and satisfactory to the Rating Agencies, substantially to the effect that (A) the transfer of the Receivables by Arcadia Financial to the Company would be characterized as a sale, (B) the transfer of the Receivables and the related Trust Property by the Company to the Trust would be characterized as either a sale or the grant of a security interest and (C) in the event of an involuntary or voluntary case under the United States Bankruptcy Code, the separate corporate existence of Arcadia Financial and the Company would not properly be disregarded so as to substantively consolidate their assets and liabilities.

              (i) The Representatives shall have received the opinion of Dorsey & Whitney LLP (or such other counsel as is reasonably satisfactory to the Representatives), counsel to Arcadia Financial and the Company, dated the Closing Date, and also delivered to and satisfactory to the Rating Agencies, with respect to the perfection and priority of the security interest (as defined in Section 1-201(37) of the Uniform Commercial Code) of the Trust in the Receivables, the other Trust Property and the proceeds thereof.

              (j) The Representatives shall have received the opinion of special Minnesota counsel for Arcadia Financial and the Company as is reasonably satisfactory to the Representatives, dated the Closing Date, to the effect that:

                 (i) Arcadia Financial holds all franchises, certificates, consents, licenses, permits and other governmental or regulatory approvals or authorizations necessary to originate and service the Receivables in the State of Minnesota and to perform its other obligations under the Sale and Servicing Agreement, the Custodian Agreement and the Administration Agreement;

                (ii) No franchises, certificates, consents, licenses, permits or other governmental or regulatory approvals or authorizations are necessary in the State of Minnesota for the Company to purchase the Receivables from Arcadia Financial and assign the Receivables to the Trust and to perform its other obligations under the Trust Agreement and the Sale and Servicing Agreement;

               (iii) No franchises, certificates, consents, licenses, permits or other governmental or regulatory approvals or authorizations are necessary in the State of Minnesota for the Owner Trustee or the Trust to own the Receivables or to conduct the other transactions contemplated the Trust Agreement and the Sale and Servicing Agreement; and

                (iv) The form of contract or note used by Arcadia Financial in the State of Minnesota, attached to such opinion, (A) assuming the valid execution and delivery of such form by each of the parties thereto, is enforceable in accordance with its terms under the laws of the State of Minnesota and (B) complies with applicable state and local laws relating to consumer sales and lending transactions, consumer credit laws, equal credit opportunity and disclosure laws.

              (k) Unless otherwise specified in the Pricing Agreement, the Representatives shall have received opinions of special counsel for Arcadia Financial and the Company in certain of the states where the Receivables were originated, as specified in the Pricing Agreement, dated the Closing Date, to the effect that:

                 (i) Arcadia Financial is duly qualified to do business as a foreign corporation and is in good standing in the such state;

                (ii) No qualification to do business as a foreign corporation in such state is necessary for the Company to purchase the Receivables from Arcadia Financial and assign the Receivables to the Trust and to perform its other obligations under the Trust Agreement and the Sale and Servicing Agreement;

               (iii) No qualification to do business as a foreign corporation in such state is necessary for the Owner Trustee or the Trust to own the Receivables or to conduct the other transactions contemplated by the Trust Agreement and the Sale and Servicing Agreement;

                (iv) Arcadia Financial holds all franchises, certificates, consents, licenses, permits and other governmental or regulatory approvals or authorizations necessary to originate and service the Receivables in such state and to perform its other obligations under the Sale and Servicing Agreement and, if applicable, the Custodian Agreement and the Administration Agreement;

                 (v) No franchises, certificates, consents, licenses, permits or other governmental or regulatory approvals or authorizations are necessary in such state for the Company to purchase the Receivables from Arcadia Financial and assign the Receivables to the Trust and to perform its other obligations under the Trust Agreement and the Sale and Servicing Agreement;

                (vi) No franchises, certificates, consents, licenses, permits or other governmental or regulatory approvals or authorizations are necessary in such state for the Owner Trustee or the Trust to own the Receivables or conduct the other transactions contemplated by the Trust Agreement and the Sale and Servicing Agreement;

               (vii) The form of contract or note used by Arcadia Financial in such state, attached to such opinion, (A) assuming the valid execution and delivery of such form by each of the parties thereto, is enforceable in accordance with its terms under the laws of such state and (B) complies with applicable state and local laws relating to consumer sales and lending transactions, consumer credit laws, equal credit opportunity and disclosure laws;

              (viii) Assuming Arcadia Financial is shown as secured party on the related title certificate, prior to the consummation of the transactions contemplated by the Receivables Purchase Agreement, Arcadia Financial has a valid and perfected first priority security interest in Financed Vehicles securing Receivables that are registered in such state;

              (ix) Following the sale of the Receivables by Arcadia Financial to the Company pursuant to the Receivables Purchase Agreement, the Company will have a valid and perfected first priority security interest in the Financed Vehicles securing the Receivables that are registered in such state, notwithstanding the fact that the certificates of title to such Financed Vehicles have not been marked, amended or otherwise noted to reflect the Company's security interest;

                 (x) Following the assignment of the Receivables by the Company to the Trust pursuant to the Sale and Servicing Agreement, the Trust will have a valid and perfected first priority security interest in the Financed Vehicles securing the Receivables that are registered in such state, notwithstanding the fact that the certificates of title to such Financed Vehicles have not been marked, amended or otherwise noted to reflect the Trust's security interest;

                (xi) The Trust's assignment of the Collateral to the Collateral Agent pursuant to the Indenture will vest in the Collateral Agent, for the benefit of the Certificateholders and the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance;

               (xii) The transfers of the Receivables from Arcadia Financial to the Company, from the Company to the Trust and from the Trust to the Indenture Trustee, and the consummation of the other transactions contemplated by the Trust Agreement and the Sale and Servicing Agreement and the Administration Agreement will not conflict with any law or order of such state applicable to Arcadia Financial or the Company currently in effect;

              (xiii) Under the law of such state, the perfection of the transfers of the Receivables by Arcadia Financial to the Company, by the Company to the Trust and by the Trust to the Collateral Agent would be governed by the law of the state (a) where the chief executive offices of Arcadia Financial or the Company, as applicable, are located or (b) where the Receivable Files are located;

              (xiv) The trust fund created by the Trust Agreement will not, for the income tax purposes of such state, be classified as an association taxable as a corporation, and Certificateholders and Noteholders who are not residents of or otherwise subject to tax in such state will not, by reason of their acquisition of an interest in the Designated Securities, be subject to income, franchise, excise or similar taxes in such state with respect to interest on the Designated Securities or with respect to any of the other Trust Property; and

              (xv) The statements in the Registration Statement and the Prospectus under the headings "Legal Aspects of the Receivables" to the extent that they describe matters of the law of such state or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

              (l) The Representatives shall have received the opinion of Richards, Layton & Finger (or, if so specified in the Pricing Agreement, such other counsel as is reasonably satisfactory to the Representatives), counsel to the Owner Trustee, dated the Closing Date, to the effect that:

                  (i) The Owner Trustee has been duly incorporated and is validly existing as a banking corporation under the laws of the State of Delaware and has the power and authority to enter into, and to take all action required of it under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Custodian Agreement;

                 (ii) The Designated Certificates have been duly executed, delivered and authenticated by the Owner Trustee;

                (iii) The Designated Notes have been duly executed and delivered by the Owner Trustee;

                (iv) The execution and delivery of the Trust Agreement and, on behalf of the Trust, the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Custodian Agreement by the Owner Trustee and the performance by the Owner Trustee of their terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of Minnesota governing the banking or trust powers of the Owner Trustee, or (B) the by-laws of the Owner Trustee; and

                 (v) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Minnesota having jurisdiction over the banking or trust powers of the Owner Trustee is required in connection with the execution and delivery by the Owner Trustee of the Trust Agreement, and on behalf of the Trust, the Indenture, the Sale and Servicing Agreement, the Administration Agreement or the Custodian Agreement or the performance by the Owner Trustee and the of the respective terms thereof.

              (m) Unless otherwise specified in the Pricing Agreement, the Representatives shall have received the opinion of Richards, Layton & Finger (or if so specified in the

       Pricing Agreement, such other counsel as is reasonably satisfactory to the Representatives) special counsel for the Owner Trustee, dated the Closing Date, to the effect that:

                  (i) The Trust has been duly formed and is validly existing as a business trust under the laws of the State of Delaware, 12 Del.
              C. Section  3801, ET SEQ.;

                 (ii) The Trust has the power and authority to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Designated Notes and the Designated Certificates;

                (iii) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "UCC") is applicable (without regard to conflicts of law principles), and assuming that the security interest created by the Indenture in the Receivables, the other Trust Property and the proceeds thereof has been duly created and has attached, upon the filing of the Financing Statement with the Secretary of State of the State of Delaware the Indenture Trustee will have a perfected security interest in such Receivables, other Trust Property and the proceeds thereof, and such security interest will be prior to any other security interest that is perfected solely by the filing of financing statements under the UCC, excluding purchase money security interests under Section 9-312(4) of the UCC and temporarily perfected security interests in proceeds under Section 9-306(3) of the UCC; and

                 (iv) No re-filing or other action is necessary under the UCC in the State of Delaware in order to maintain the perfection of such security interest except for the filing of continuation statements at five year intervals.

              (n) The Representatives shall have received the opinion of Chapman and Cutler (or, if so specified in the Pricing Agreement, such other counsel as is reasonably satisfactory to the Representatives), counsel to the Indenture Trustee and the Collateral Agent specified in the Pricing Agreement, dated the Closing Date, to the effect that:

                   (i) The Indenture Trustee and Collateral Agent is a banking corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and is duly authorized and empowered to exercise trust powers under applicable law;

                  (ii) The Indenture Trustee and Collateral Agent has corporate power, authority and legal right to execute, deliver and perform its obligations under the Indenture, the Sale and Servicing Agreement and the Spread Account

              Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of the Indenture, the Spread Account Agreement and the Sale and Servicing Agreement;

                (iii) The execution and delivery of the Indenture, the Sale and Servicing Agreement and the Spread Account Agreement and the performance by the Indenture Trustee of their terms (including as a Backup Servicer under the Sale and Servicing Agreement) do not conflict with or result in a violation of (A) any law or regulation of the United States of America of the State of Minnesota governing the banking or trust powers of the Indenture Trustee, or (B) the by-laws of the Indenture Trustee; and

                 (iv) Each of the Indenture, the Sale and Servicing Agreement and the Spread Account Agreement has been duly executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Trust Property and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws applicable to banking corporations affecting the enforcement of creditors' rights generally, and by general principles of equity.

              (o) The Representatives shall have received the opinion of counsel to the Custodian (which counsel shall be reasonably satisfactory to the Representatives), dated the Closing Date, to the effect that:

                  (i) The Custodian has been duly incorporated and is validly existing and has the power and authority to enter into, and to take all action required of it under the Custodian Agreement;

                 (ii) The execution and delivery of the Custodian Agreement by the Custodian and the performance by the Custodian of its terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of Minnesota governing the powers of the Custodian, or (B) the By-Laws of the Custodian; and

                (iii) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Minnesota having jurisdiction over the powers of the Custodian is required in connection with the execution and delivery by the Custodian of the Custodian

              Agreement or the performance by the Custodian of the terms of the Custodian Agreement.

              (p) The Representatives shall have received the opinion of counsel to the Security Insurer as is reasonably satisfactory to the Representatives, dated the Closing Date, to the effect that:

                  (i) The Security Insurer is a stock insurance company duly organized, validly existing and authorized to transact financial guaranty insurance business under the laws of its state of organization;

                 (ii) The Policies, the Insurance Agreement, the Spread Account Agreement, the Custodian Agreement and the Indemnification Agreement and, if applicable, the Indenture and the Sale and Servicing Agreement, have been duly authorized, executed and delivered by the Security Insurer;

                (iii) The Policies, the Insurance Agreement, the Spread Account Agreement, the Custodian Agreement and Indemnification Agreement and, if applicable, the Indenture and the Sale and Servicing Agreement, constitute legal, valid and binding obligations of the Security Insurer, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, rehabilitation, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy or insolvency of the Security Insurer and to the application of general principles of equity and subject, in the case of the Indemnification Agreement, to the principles of public policy limiting the right to enforce the indemnification provisions contained therein insofar as they relate to indemnification for liabilities arising under applicable securities laws;

                 (iv)  The Policies are exempt from registration under the Act;

                  (v) Neither the execution or delivery of the Policies, the Insurance Agreement, the Spread Account Agreement, the Custodian Agreement and the Indemnification Agreement and, if applicable, the Indenture and the Sale and Servicing Agreement, by the Security Insurer, nor the performance by the Security Insurer of its obligations thereunder, will conflict with or result in a violation of the Articles of Incorporation or By-Laws of the Security Insurer, or result in a breach of, or constitute a default under, any agreement or other instrument to which the Security Insurer is a party or by which any of its properties are bound, or violate any judgment, order or decree applicable to the

              Security Insurer of any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over the Security Insurer (except that in the published opinion of the Securities and Exchange Commission the indemnification provisions of the Indemnification Agreement, insofar as they relate to indemnification for liabilities arising under the Act, are against public policy as expressed in the Act and are therefore unenforceable); and

                 (vi) With respect to the information regarding the Security Insurer contained in the Registration Statement and the Prospectus and any amendment or supplement thereto, such counsel has no reason to believe that any such information contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light if the circumstances in which they were made, not misleading.

              (q) The Representatives shall have received the opinion of Chapman and Cutler (or, if so specified in the Pricing Agreement, other counsel as is reasonably satisfactory to the Representatives), counsel to the Lockbox Bank, dated the Closing Date, to the effect that:

                  (i) The Lockbox Bank has been duly incorporated and is validly existing as a national banking association and has the power and authority to enter into, and to take all action required of it under the Lockbox Agreement;

                 (ii) The Lockbox Agreement has been duly executed and delivered by the Lockbox Bank and constitutes a legal, valid and binding obligation of the Lockbox Bank, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                (iii) The execution and delivery of the Lockbox Agreement by the Lockbox Bank and the performance by the Lockbox Bank of its terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of Illinois governing the banking powers of the Lockbox Bank, or (B) the By-Laws of the Lockbox Bank; and

                 (iv) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Illinois having jurisdiction over the banking powers of the Lockbox Bank is required in connection with the execution and delivery by the Lockbox Bank of the Lockbox Agreement or the performance by the Lockbox Bank of the terms of the Lockbox Agreement.

              (r) The Representatives shall have received evidence that, on or before the Closing Date, UCC-1 financing statements have been filed in the offices of the Secretaries of State of the States of Minnesota and Delaware, reflecting the transfer of the Receivable Files and the related Trust Property by Arcadia Financial to the Company, by the Company to the Owner Trustee and by the Owner Trustee to the Indenture Trustee.

              (s) The Designated Securities shall have been rated "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc. (the "Rating Agencies") and neither of the Rating Agencies shall have placed the rating of the Designated Securities under review with possible negative implications.

              (t) The Company and Arcadia Financial shall have furnished to the Representatives such further certificates and documents as the Representatives shall have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request.

             6. INDEMNIFICATION AND CONTRIBUTION. (a) Arcadia Financial and the Company will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, or in the Registration Statement, any Preliminary Prospectus, any Term Sheet, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Arcadia Financial and the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to Arcadia Financial or the Company by the Representatives, or by any Underwriter through the Representatives, specifically for use therein.

              (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, or in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by the Representatives, or by such Underwriter through the Representatives, specifically for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

              (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party under such subsection to the extent the indemnifying party was not materially prejudiced by such omission or otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

       In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified person. It is understood that the indemnifying party shall not, with respect to any action brought against any indemnified party, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed within a reasonable period of time as they are incurred. Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If any indemnifying party assumes the defense of a proceeding, it shall not settle, compromise or consent to the entry of any judgment with respect thereto if indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

              (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above,
(i) in such proportion as is appropriate to reflect the relative benefits received by Arcadia Financial and the Company on the one hand and the Underwriters on the other from the offering of the Designated Securities or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Arcadia Financial and the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by Arcadia Financial and the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged


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

omission to state a material fact relates to information supplied by Arcadia Financial or the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Arcadia Financial and the Company on the one hand and the Underwriters on the other agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

              (e) The obligations of Arcadia Financial and the Company under this Section 6 shall be in addition to any liability that Arcadia Financial and the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

             7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of Arcadia Financial and the Company herein or in the Pricing Agreement or in certificates delivered pursuant hereto or pursuant to the Pricing Agreement, and the agreements of the several Underwriters contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or Arcadia Financial and the Company or any of their officers, directors or any controlling persons, and shall survive delivery of and payment


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

for the Designated Securities under the Pricing Agreement.

             8. SUBSTITUTION OF UNDERWRITERS. (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Designated Securities agreed by such Underwriter or Underwriters to be purchased under a Pricing Agreement, upon tender of such Designated Securities in accordance with the terms such Pricing Agreement, and the amount of Designated Securities not purchased does not aggregate more than 10% of the total amount of Designated Securities that the Underwriters are obligated to purchase under the Pricing Agreement at the Closing Date, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations under the Pricing Agreement except as may otherwise be determined by the Representatives) the Designated Securities that the withdrawing or defaulting Underwriter or Underwriters agreed but failed to purchase.

              (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Designated Securities agreed by such Underwriter or Underwriters to be purchased under a Pricing Agreement, upon tender of such Designated Securities in accordance with the terms hereof, and the amount of Designated Securities not purchased aggregates more than 10% of the total amount of Designated Securities that the Underwriters are obligated to purchase under the Pricing Agreement at the Closing Date, and arrangements satisfactory to the Representatives and the Company and Arcadia Financial for the purchase of such Designated Securities by other persons are not made within 36 hours thereafter, the Pricing Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter with respect to Designated Securities not purchased by reason of such termination (except to the extent provided in Section 4(j) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under the Pricing Agreement, to purchase the amount of Designated Securities agreed by such Underwriter to be purchased under the Pricing Agreement) be under any liability to the Company with respect to such Designated Securities (except to the extent provided in Section 6 hereof).

             9. TERMINATION. Unless otherwise specified in the Pricing Agreement, the Representatives shall have the right by giving notice as hereinafter specified at any time at or prior to the Closing Date, to terminate the Pricing Agreement if (i) Arcadia Financial or the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed under the Pricing Agreement, (ii) any other condition of the Underwriters' obligations under the Pricing Agreement is not fulfilled, (iii) trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal or New York authorities, or
(vi) an outbreak or escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of the Pricing Agreement that, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Designated Securities. Any such termination shall be without liability of any party to any other party with respect to Designated Securities not purchased by reason of such termination except that the provisions of Section 4(j) and Section 6 hereof shall at all times be effective. If the Representatives elect to terminate the Pricing Agreement as provided in this Section, the Company and Arcadia Financial shall be notified promptly by the Representatives by telephone, telex or telecopy, confirmed by letter.

            10. NOTICES. All notices or communications under the Pricing Agreement shall be in writing and if sent to the Representatives shall be mailed, delivered, telexed or telecopied and confirmed to the Representatives at the addresses specified in the related Pricing Agreement, if sent to Arcadia Financial, shall be mailed, delivered, telexed or telecopied and confirmed to Arcadia Financial at 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, Attention: Secretary, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company 7825 Washington Avenue South, Suite 410, Minneapolis, Minnesota 55439-2435, Attention:
Secretary. Notice to any Underwriter pursuant to Section 6 hereof shall be mailed, delivered, telexed or telecopied and confirmed to such Underwriter's address as furnished to the Company in writing for the purpose of communications under the Pricing Agreement. Any party to the Pricing Agreement may change such address for notices by sending to the parties to the Pricing Agreement written notice of a new address for such purpose.

            11. PARTIES. The Pricing Agreement shall inure to the benefit of and be binding upon Arcadia Financial and the Company on the one hand and the Underwriters on the other and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person will have any right or obligation under the Pricing Agreement.

            In all dealings with Arcadia Financial and the Company under the Pricing Agreement, the Representatives shall act on behalf of each of the several Underwriters, and any action under the Pricing Agreement taken by the Representatives will be binding upon all the Underwriters.

            12. APPLICABLE LAW. The Pricing Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


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